THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Warrant No. CW-1 Date of Issuance: March 17, 2009	Number of shares of Warrant Stock: 118,383 (subject to adjustment)

BONE BIOLOGICS INC.

Warrant Agreement

Bone Biologies Inc., a California corporation (the “Company”), for value received, hereby certifies that Musculoskeletal Transplant Foundation, Inc., or its registered assigns (the “Registered Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 6 below), up to 118,383 shares (as adjusted from time to time pursuant to the provisions of this Warrant) of common stock, par value $0,001 per share, of the Company (“Common Stock”), at a purchase price of $0.44 per share. The shares purchasable upon exercise of this Warrant and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are sometimes hereinafter referred to as the “Warrant Stock” and the “Purchase Price,” respectively.

1. Exercise.

(a) Manner of Exercise. This Warrant may be exercised by the Registered Holder at any time and from time to time on or before the Expiration Date, in whole or in part, by surrendering this Warrant, with the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise, unless Holder exercises its net issue rights as set forth in Section 1(c) below. The Purchase Price may be paid by cash, check, wire transfer or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder.

(b) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

(c) Net Issue Exercise.

(i) In lieu of exercising this Warrant in the manner provided above in Section 1(a), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election on the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or such Registered Holder’s duly authorized attorney, in which event the Company shall issue to the Registered Holder a number of shares of Common Stock computed using the following formula:

X = Y (A - B) A

Where	X	=	The number of shares of Common Stock to be issued to the Registered Holder.

	Y	=	The number of shares of Common Stock purchasable under this Warrant (at the date of such calculation).

	A	=	The fair market value of one share of Common Stock (at the date of such calculation)

	B	=	The Purchase Price (as adjusted to the date of such calculation).

(ii) For purposes of this Section 1(c), the fair market value of one share of Common Stock on the date of calculation shall mean:

(A) if the exercise is in connection with an initial public offering of the Company’s Common Stock, and if the Company’s Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value of Common Stock shall be the initial “Price to Public” per share specified in the final prospectus with respect to the offering; or

(B) if (A) is not applicable, the fair market value shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors, unless the Company is at such time subject to an acquisition as described in Section 5(b) below, in which case the fair market value per share of Common Stock shall be deemed to be the value of the consideration per share received by the holders of such stock pursuant to such acquisition.

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(d) Delivery to Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(a) above.

(e) Repurchase on Sale, Merger or Consolidation of the Company. For the purpose of this Warrant. “Acquisition” means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction. Upon the closing of any Acquisition, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for Warrant Stock issuable upon exercise of the unexercised portion of this Warrant as if such Warrant Stock were outstanding on the record date for the Acquisition and subsequent closing, and the Purchase Price and/or number of shares of Warrant Stock may be adjusted accordingly; provided that if pursuant to such Acquisition the entire outstanding class of shares of Warrant Stock issuable upon exercise of the unexercised portion of this Warrant are cancelled and the total consideration payable to the holders of such class of shares of Warrant Stock consists entirely of cash, then upon the exercise of this Warrant by Holder and payment to Holder of this Warrant of an amount equal to the amount such holder would receive if such holder held shares of Warrant Stock issuable upon exercise of the unexercised portion of this Warrant and such shares of Warrant Stock were outstanding on the record date for the Acquisition less the aggregate Purchase Price of such shares of Warrant Stock, this Warrant shall be cancelled.

2. Adjustments.

(a) Stock Splits and Dividends. If at any time the Company shall (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of additional Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event. The aggregate Purchase Price of this warrant following such event shall remain as in effect immediately prior to such event. Any adjustment under this subsection (a) shall become effective when the dividend, split, subdivision or combination becomes effective.

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(b) Reclassification, Etc. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 2(a); and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

(c) Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

(d) Acknowledgement. In order to avoid doubt, it is acknowledged that the Registered Holder shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company which occur prior to the exercise of this Warrant.

3. Transfers.

(a) Unregistered Security. Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Securities Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

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(b) Transferability. Subject to the provisions of Section 3(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company, provided, however, that this Warrant may not be transferred in part unless the transferee acquires the right to purchase at least 100% of the shares (as adjusted pursuant to Section 2) of Warrant Stock hereunder.

(c) Warrant Register. The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

4. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

5. Representations and Warranties of Holder. The Registered Holder hereby represents and warrants to the Company as follows:

(a) Purchase Entirely for Own Account. The Registered Holder acknowledges that this Warrant is given to the Registered Holder in reliance upon the Registered Holder’s representation to the Company, which by its acceptance of this Warrant the Registered Holder hereby confirms, that the Warrant, and the Warrant Stock (collectively, the “Securities”) being acquired by the Registered Holder are being acquired for investment for the Registered Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Registered Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Warrant, the Registered Holder further represents that the Registered Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Registered Holder represents that it has full power and authority to execute this Warrant. The Registered Holder has not been formed for the specific purpose of acquiring any of the Securities.

(b) Disclosure of Information. The Registered Holder has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company’s management. The Registered Holder understands that such discussions, as well as any written information issued by the Company, were intended to describe the aspects of the Company’s business which it believes to be material.

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(c) Restricted Securities. The Registered Holder understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Registered Holder’s representations as expressed herein. The Registered Holder understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Registered Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Registered Holder acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Registered Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Registered Holder’s control, and which the Company is under no obligation and may not be able to satisfy.

(d) No Public Market. The Registered Holder understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Securities.

(e) Legends. The Registered Holder understands that the Securities, and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

(i) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(f) Accredited Investor. The Registered Holder is either an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act or has such knowledge and experience (or is relying on a purchaser representative who has such knowledge and experience) in financial and business matters that the Registered Holder is capable of evaluating the merits and risks of acquiring the Securities.

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6. Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest to occur of the following (the “Expiration Date”): (a) March 17, 2019, (b) the sale, conveyance or disposal of all or substantially all of the Company’s property or business or the Company’s merger with or into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company) or any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this Section 6(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company or to an equity financing in which the Company is the surviving corporation, or (c) the closing of a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act.

7. Notices of Certain Transactions. In case:

(a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

8. Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

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9. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor,

11. Notices. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

12. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

13. No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.

14. Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

15. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

16. Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

17. Lock-up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, Registered Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days, but subject to such extensions as may be required by the underwriters in order to publish research reports while complying with Rule 2711 of the Financial Industry Regulatory Authority, Inc.) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

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The undersigned has executed this Warrant as of the date first written above.

BONE BIOLOGICS, INC.

By:	/s/ Bruce A. Hazuka
Name:	Bruce A. Hazuka
(print)
Title:	President & CEO

Address:	100 Rancho Road Suite 7 - #231 Thousand Oaks, CA 91362

AGREED TO AND ACKNOWLEDGED:

MUSCULOSKELETAL TRANSPLANT FOUNDATION, INC.

By:	/s/ Michael J. Kawas
Name:	Michael J. Kawas
(print)
Title:	EVP/CFO

Address:	125 May Street Edison, NJ 08873

EXHIBIT A

PURCHASE/EXERCISE FORM

To: Bone Biologies Inc.	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant No. CW- [   ], hereby irrevocably elects to (a) purchase _____ shares of the Common Stock covered by such Warrant and herewith makes payment of $ __________, representing the full purchase price for such shares at the price per share provided for in such Warrant, or (b) exercise such Warrant for _________ shares purchasable under the Warrant pursuant to the Net Issue Exercise provisions of Section 1(c) of such Warrant.

The undersigned further acknowledges that the undersigned has reviewed the representations and warranties contained in Section 5 of the Warrant and the covenants contained in the Warrant, and by the undersigned’s signature below the undersigned hereby makes such representations, warranties and covenants as of the date hereof.

Signature:

Name (print):

Title (if applic.):

Company (if applic.):

A-1

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, _______________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, to:

Name of Assignee	Address/Fax Number	No. of shares of Warrant Stock

Dated:	Signature:

Witness:

B-2

BONE BIOLOGICS, INC.

AMENDMENT NO. 1 TO

WARRANTS TO PURCHASE COMMON STOCK

This Amendment No. 1 to Warrants To Purchase Common Stock (this “Amendment”) is made as of September 17, 2014, by and between Bone Biologics, Inc., a California corporation (the “Company”), and Musculoskeletal Transplant Foundation, Inc. holder of certain warrants to purchase Common Stock of the Company (the “Holder”)

Recitals

WHEREAS, pursuant to the deferral of payment the Company previously issued certain warrants to purchase Common Stock to the Holder (the “Existing Warrants”);

WHEREAS, the Company and the Holder desire to amend the Existing Warrants as provided herein;

WHEREAS, pursuant to Section 14 of each of the Existing Warrants, any term of such Existing Warrants may be amended by the written consent of the Company and the Holder (as defined in the Existing Warrants);

WHEREAS, the undersigned Holder desires to amend the Existing Warrant as provided below.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations contained herein, the Company and the undersigned Holder hereby agree to amend the Existing Warrants as follows:

1. The sixth paragraph of the Existing warrant is hereby amended and restated in its entirety as set forth below:

This Warrant (and the right to purchase Warrant Stock upon exercise hereof) shall terminate upon the earliest to occur of the following (the “Expiration Date”): (a) March 17, 2019, (b) the sale, conveyance or disposal of all or substantially all of the Company’s property or business or the Company’s merger with or into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company) or any other transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of (each a “Significant Transaction”), provided that this Section 6(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company or to an equity financing in which the Company is the surviving corporation, or (c) the closing of a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act. In the event of a Significant Transaction, the Registered Holder shall thereafter be entitled to receive a warrant to purchase the kind and amount of shares of stock and other securities and property (including cash) which the Registered Holder would have been entitled to receive had this Warrant been exercised immediately prior to the effective date of such Significant Transaction.

2. Except as expressly modified by this Amendment, all of the terms and conditions of the Existing Warrants are reaffirmed and shall remain in full force and effect. Other than as stated in this Amendment, this Amendment shall not operate as a waiver of any condition or obligation imposed on the parties under the Existing Warrants.

3. In the event of any conflict, inconsistency, or incongruity between any provision of this Amendment and any provision of the Existing Warrants, the provisions of this Amendment shall govern and control.

4. This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

In Witness Whereof, the undersigned have executed this Amendment No. 1 to Warrants to Purchase Common Stock as of the day and year first set forth above.

COMPANY:

Bone Biologics, Inc.

By:	/s/ William Jay Treat
Name:	William Jay Treat
Title:	President & CTO

Signature Page to Amendment No. 1 to Warrants to Purchase Common Stock

In Witness Whereof, the undersigned have executed this Amendment No. 1 to Warrants to Purchase Common Stock as of the day and year first set forth above.

HOLDER:

Musculoskeletal Transplant Foundation, Inc.

By:	/s/ Michael J. Kawas
Name:	Michael J. Kawas
Title:	EVP/CFO

Signature Page to Amendment No. 1 to Warrants to Purchase Common Stock